Exhibit 1
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agrees to the joint filing with the other reporting persons of the attached statement on Schedule 13G (including all amendments thereto) with respect to the Common Stock of Dealertrack Holdings, Inc. and that this Agreement be included as an Exhibit to such joint filing.
     IN WITNESS WHEREOF, the undersigned hereby executes this Agreement on March 8, 2006.
SIGNATURE
     After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Dated: March 8, 2006	GRP MANAGEMENT SERVICES CORP.

	By:	/s/ Steven Dietz

Name: Steven Dietz
Its: Vice President

Dated: March 8, 2006	GRPVC, L.P.

	By:	GRP Management Services Corp., its General Partner

		By:	/s/ Steven Dietz

Name: Steven Dietz
Its: Vice President

Dated: March 8, 2006	GRP II, L.P.

	By:	GRPVC, L.P., its General Partner

		By:	GRP Management Services Corp., its General Partner

			By:	/s/ Steven Dietz

Name: Steven Dietz Its: Vice President

Dated: March 8, 2006	GRP II PARTNERS, L.P.

	By:	GRPVC, L.P., its General Partner

		By:	GRP Management Services Corp., its General Partner

			By:	/s/ Steven Dietz

Name: Steven Dietz Its: Vice President

Dated: March 8, 2006	CREDIT SUISSE, on behalf of the INVESTMENT BANKING division

	By:	/s/ Ivy Dodes

Name: Ivy Dodes